Exhibit 8.2

HUNTON & WILLIAMS LLP RIVERFRONT PLAZA, EAST TOWER 951 EAST BYRD STREET RICHMOND, VIRGINIA 23219-4074 TEL 804 • 788 • 8200 FAX 804 • 788 • 8218
August 9, 2006	FILE NO: 65304.000015

To the Parties listed on

    Schedule A attached hereto

People’s Financial Realty Mortgage Securities Trust

Mortgage Pass-Through Certificates, Series 2006-1

Ladies and Gentlemen:

We have acted as special United States federal income tax counsel to People’s Choice Home Loan Securities Corp., a Delaware corporation (the “Company”), in connection with the formation of People’s Financial Realty Mortgage Securities Trust, Series 2006-1 (the “Trust”) pursuant to the terms of the Pooling and Servicing Agreement, dated as of July 1, 2006 (the “Pooling and Servicing Agreement”), among the Company, People’s Choice Home Loan, Inc., a Wyoming corporation, as seller and subservicer (the “Seller”), EMC Mortgage Corporation, as servicer (the “Servicer”), Wells Fargo Bank, N. A., as master servicer (the “Master Servicer”), and as securities administrator (the “Securities Administrator”), and HSBC Bank USA, National Association, as trustee (the “Trustee”), and the issuance of People’s Financial Realty Mortgage Securities Trust, Mortgage Pass-Through Certificates, Series 2006-1. The certificates consist of the Class 1A1 Certificates, Class 1A2 Certificates, Class 1A3 Certificates, Class 1A4 Certificates, Class 2A1 Certificates, Class 2A2 Certificates, Class M1 Certificates, Class M2 Certificates, Class M3 Certificates, Class M4 Certificates, Class M5 Certificates, Class M6 Certificates, Class M7 Certificates, Class M8 Certificates, Class M9 Certificates, Class M10 Certificates and Class B1 Certificates (collectively, the “Offered Certificates”), the Class B2 Certificates, the Class C Certificates and the Class P Certificates (collectively, the “Private Certificates”) and the Class R Certificates and the Class RX Certificates (collectively, the “Residual Certificates,” and together with the Offered Certificates and the Private Certificates, the “Certificates”).

The assets of the Trust consist primarily of certain subprime residential first- and second-lien, fixed rate and adjustable rate mortgage loans. In accordance with the terms of the Pooling and Servicing Agreement, elections will be made for those certain segregated groups of assets of the Trust specified in the Pooling and Servicing Agreement to be treated as separate real estate mortgage investment conduits (“REMICs”) for federal income tax purposes. None of the REMICs will include the Basis Risk Shortfall Reserve Account, the Supplemental Interest Trust, the Swap Account, the Swap Agreements or the Interest Rate Cap Agreement. Capitalized terms

To the Parties listed on

    Schedule A attached hereto

August 9, 2006

used herein but not defined shall have the meanings assigned to them in the Pooling and Servicing Agreement. In rendering the opinions expressed below, we have made such legal and factual examinations and inquiries as we have deemed necessary or advisable for the purpose of rendering this opinion, including but not limited to the examination of the following:

(A) the registration statement on Form S-3 (No. 333-125734) (the “Registration Statement”), effective July 26, 2006;

(B) the prospectus, dated July 26, 2006 (the “Base Prospectus”), and the Free Writing Prospectus dated August 2, 2006 (together with the Base Prospectus, the “Free Writing Prospectus”), relating to the Offered Certificates;

(C) the Base Prospectus and the Prospectus Supplement, dated August 2, 2006 (the “Prospectus Supplement,” and together with the Base Prospectus, the “Final Prospectus”), relating to the Offered Certificates;

(D) the Private Placement Memorandum, dated August 2, 2006 (the “Private Placement Memorandum”), relating to the Class B2 Certificates;

(E) the Pooling and Servicing Agreement;

(F) the Interest Rate Swap Agreement, dated as of August 9, 2006 by and between The Bank of New York and the Seller. The Seller assigned and novated the Swap Agreement to the Company, which thereupon novated the Swap Agreement to Wells Fargo Bank, N.A., as Supplemental Interest Trust Trustee for the benefit of the Certificates (collectively, the “Swap Agreements”);

(G) the Interest Rate Cap Agreement, dated as of August 9, 2006 (the “Interest Rate Cap Agreement”) by and between The Bank of New York and Wells Fargo Bank, N.A., as Supplemental Interest Trust Trustee for the benefit of the Certificates; and

(H) such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below.

The documents referenced to in clauses (A) - (H) shall collectively be referred to herein as the “Transaction Documents”.

To the Parties listed on

    Schedule A attached hereto

August 9, 2006

In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, with your permission we have assumed, and are relying thereon without independent investigation, (i) the authenticity of all Transaction Documents submitted to us as originals or as copies thereof, and the conformity to the originals of all Transaction Documents submitted to us as copies, (ii) the necessary entity formation and continuing existence in the jurisdiction of formation, and the necessary licensing and qualification in all jurisdictions, of all parties to all Transaction Documents that are agreements, (iii) the necessary entity authorization, execution, delivery and enforceability (as limited by bankruptcy and other insolvency laws) of all Transaction Documents that are agreements, and the necessary entity power and authority with respect thereto, and (iv) that there is not any other agreement that modifies or supplements the agreements expressed in any Transaction Document or that renders any of the opinions expressed below inconsistent with such document as so modified or supplemented. In rendering this opinion letter, except for the matters that are specifically addressed in the opinions expressed below, we have made no inquiry, have conducted no investigation and assume no responsibility with respect to (a) the accuracy of and compliance by the parties thereto with the representations, warranties and covenants as to factual matters contained in any Transaction Document or (b) the conformity of the underlying assets and related documents to the requirements of any Transaction Document to which this opinion letter relates.

Based upon the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

(i) the statements and legal conclusions contained in (a) the Free Writing Prospectus and Prospectus Supplement under the captions “Federal Income Tax Consequences” and “ERISA Considerations,” (b) the Base Prospectus under the captions “Federal Income Tax Consequences” and “ERISA Considerations,” and (c) the Private Placement Memorandum under the captions “Certain Federal Income Tax Consequences” and “ERISA Considerations,” are correct in all material respects, and the discussion thereunder fairly summarizes the federal income tax considerations and considerations under the Employee Retirement Income Security Act of 1974, as amended, that are likely to be material to investors in the Offered and Class B2 Certificates; and

(ii) under existing law and based on the foregoing and subject to the qualifications stated herein, if (a) all of the parties to the issuance transaction comply without waiver with all of the provisions of the Pooling and Servicing Agreement and the other Transaction Documents prepared and executed in connection with such transaction, (b) the Offered Certificates are issued as described in the Prospectus, (c) the Class B2 Certificates are issued as described in the Private

To the Parties listed on

    Schedule A attached hereto

August 9, 2006

Placement Memorandum and (d) elections properly are made and filed for each segregated group of Trust assets, as described in the Pooling and Servicing Agreement, to be treated as a separate REMIC pursuant to Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”) then:

1. each segregated group of Trust assets for which the Pooling and Servicing Agreement directs that a REMIC election be made will qualify as a “real estate mortgage investment conduit” (a “REMIC”) pursuant to section 860D of the Code;

2. each of the Offered Certificates (exclusive of the rights of any such Certificate to receive any Basis Risk Shortfall Carryforward Amount or the obligation to make payments to the Supplemental Interest Trust) will evidence a “regular interest” in a REMIC within the meaning of section 860G(a)(1) of the Code;

3. each of the Class B2 Certificates (exclusive of the rights of any such Certificate to receive any Basis Risk Shortfall Carryforward Amount or the obligation to make payments to the Supplemental Interest Trust), Class C Certificates (exclusive of the such Certificate’s right to receive amounts from and the obligation of such Certificate to pay amounts to the Basis Risk Carryover Reserve Fund and the Supplement Interest Trust ) and the Class P Certificates will evidence a “regular interest” in a REMIC within the meaning of section 860G(a)(1) of the Code; and

4. the Class R Certificates and the Class RX Certificates will evidence the sole classes of “residual interest” in each of the related REMICs for which an election is made pursuant to the Pooling and Servicing Agreement within the meaning of section 860G(a)(2) of the Code.

You should be aware that the above opinions represent our conclusions as to the application of existing law to the transaction described above. There can be no assurance that contrary positions will not be taken by the Internal Revenue Service or that the law will not change.

In rendering this opinion letter, other than as expressly stated above, we do not express any opinion concerning any law other than the federal income tax laws of the United States, including without limitation the Code applicable to a REMIC. We do not express any opinion herein with respect to any matter not specifically addressed in the opinions expressed above, including without limitation (i) any statute, regulation or provision of law of any county,

To the Parties listed on

    Schedule A attached hereto

August 9, 2006

municipality or other political subdivision or any agency or instrumentality thereof or (ii) the securities or tax laws of any jurisdiction.

These opinions are rendered as of the date hereof and we undertake no obligation to update this opinion or advise you of changes in the event there is any change in legal authorities, facts, assumptions or documents on which this opinion is based (including the taking of any action by any party to the documents pursuant to any opinion of counsel or a waiver), or any inaccuracy in any of the representations, warranties or assumptions upon which we have relied in rendering this opinion, unless we are specifically engaged to do so.

The opinions set forth herein are expressed solely for your benefit, and no other party shall be entitled to rely upon such opinions. This letter may not be referred to or copied, with or without specific reference to our firm, in any other connection, and may not be delivered to any other person or entity without our prior written consent.

CIRCULAR 230 DISCLOSURE

TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE SERVICE, WE INFORM YOU THAT (A) ANY UNITED STATES FEDERAL TAX ADVICE CONTAINED HEREIN (INCLUDING ANY ATTACHMENTS OR ENCLOSURES) WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING UNITED STATES FEDERAL TAX PENALTIES, (B) ANY SUCH ADVICE WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN AND (C) ANY TAXPAYER TO WHOM THE TRANSACTIONS OR MATTERS ARE BEING PROMOTED, MARKETED OR RECOMMENDED SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Very truly yours,

/s/ Hunton & Williams LLP

SCHEDULE A

Lehman Brothers Inc.

Bear Stearns & Co. Inc.

Credit Suisse Securities (USA) LLC

UBS Securities LLC

People’s Choice Home Loan Securities Corp.

Wells Fargo Bank, N. A.

HSBC Bank USA, National Association

The Bank of New York

Standard & Poor’s Ratings Services,

    a division of The McGraw-Hill Companies

Fitch, Inc.

Moody’s Investors Service, Inc.